UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MASSACHUSETTS

					CASE NO:		03-12309

IN RE:	WELLS-CTI, INC					JUDGE:	Kenner

CHAPTER 11

DEBTOR(S)

MONTHLY OPERATING REPORT FOR MONTH ENDING							APRIL 30, 2003
COMES NOW,

Debtor-in-possession, and hereby submits its Monthly Operating Report for the period commencing
MARCH 30, 2003		and ending	APRIL 30, 2003		as shown by the report and exhibits consisting
of	9	pages and containing the following, as indicated:

	XXXXX	Monthly Reporting Questionnaire (Attachment 1)

	XXXXX	Comparative Balance Sheets (Forms OPR-1 & OPR-2)

	XXXXX	Summary of Accounts Receivable (Form OPR-3)

	XXXXX	Schedule of Post-petition Liabilities (From OPR-4)

	XXXXX	Income Statement (Form OPR-5)

	XXXXX	Statement of Sources and Uses of Cash (Form OPR-6)

I declare under penalty of perjury that this report and all attachments are true and correct to the best of my knowledge and belief.

Date:				DEBTOR(S)-IN-POSSESSION

			By:	/s/ John J. Sheehan III
(Signature)

(Signature)

			Name & Title:		JOHN J. SHEEHAN III
(Print or type)

			Address:		2 TECHNOLOGY DRIVE

PEABODY, MA 01960

			Telephone No.:		(978) 532-8800

ATTACHMENT 1 (Page 1)

CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:		WELLS-CTI, INC

CASE NUMBER:		03-12309

MONTH OF:		APRIL 2003

1.	Payroll:	State the amount of all executive wages paid and taxes withheld and paid

	Name and Title			Wages Paid		Taxes Withheld
	of Executive			Gross	Net	Due	Paid

NONE

TOTAL EXECUTIVE PAYROLL

2.	Insurance:	Is worker's compensation and other insurance in effect?				YES	Are payments
		current?	YES	If any policy has lapsed, been replaced or renewed, state so in the schedule below. Attach a copy of the new policy's binder or cover page.

Date
		Carrier	Coverage		Expiration	Premium	Coverage
	Type	Name	Amount	Policy #	Date	Amounts	Pd. Thru

Homeowners

Rental Property

Liability

Vehicle

Workers
Compensation

Other

ATTACHMENT 1 (Page 2)
REV. 1/92
CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:		WELLS-CTI, INC

CASE NUMBER:		03-12309

MONTH OF:		APRIL 2003

3.	Bank Accounts:	ACCOUNT TYPE
	Operating	Corp	Payroll	Other	Total

	Bank Name	SEE ATTACHED

Account #

BEGINNING BOOK BALANCE

PLUS: Deposits

LESS: Disbursements

Other:
Transfers In (Out)

ENDING BANK BALANCE

4.	Post-petition payments: List any post-petition payments to professionals and payments on pre-petition debts in the schedule below (attach separate sheet if necessary).

	Payments To/On		Amount	Date	Check #

Professionals (attorneys,
accountants, etc.):

NONE

Pre-petition debts:

WELLS-CTI, INC
ATTACHMENT TO CHAPTER 11 MONTHLY OPERATING REPORT
FOR THE PERIOD 3/30/03 - 4/30/03

TOTAL COLLECTIONS	938,366.72

TOTAL DISBURSEMENTS	267,640.23

WELLS-CT, INC	FORMS OPR-1 & OPR-2
BALANCE SHEET
AS AT APRIL 30, 2003

ASSETS:
Cash & Cash Equivalent	750
Accounts Receivable - Trade	979,685
Accounts Receivable - Other	-
Inventory	1,462,281
Prepaid Expenses	145,717
Total Current Assets	2,588,433

Plant, Property, & Equip. - Gross	16,201,256
Accm/Depr	12,660,984
Total Fixed Assets	3,540,272

Deposits	33,422
Investments	200,000
Other Assets	-
Total Other Assets	233,422

TOTAL ASSETS	6,362,127

LIABILITIES & EQUITY
Total Debt	43,032,199
Accounts Payable	283,804
Accrued Expenses	327,337
Total Current Liab.	43,643,340

Other Liab.	-
Total Liabilities	43,643,340

EQUITY
Common Stock/PIC	69,873,167
Beginning R/E	(106,806,091)
Current Earnings	(348,289)
Total Equity	(37,281,213)

TOTAL LIAB. & EQUITY	6,362,127

CASE NAME:	WELLS-CTI, INC				FORM OPR - 3
		SUMMARY OF ACCOUNTS RECEIVABLE
CASE NUMBER:	03-12309
		MONTH ENDED:	APRIL 2003

			0 - 30	31 - 60	61 - 90	OVER
		TOTAL	DAYS	DAYS	DAYS	90 DAYS

DATE OF FILING:	21-Mar-03
		1,331,961	773,653	404,886	26,075	127,347
Allowance for doubtful accounts		(60,570)
		1,271,391

MONTH:	29-Mar-03	1,229,962	700,451	379,069	109,671	40,771

Allowance for doubtful accounts		(60,570)
		1,169,392

MONTH:	APRIL 2003	1,018,826	968,503	8,617	26,791	14,915

Allowance for doubtful accounts		(39,141)
		979,685

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

CASE NAME:	WELLS-CTI, INC						FORM OPR - 4
		SCHEDULE OF POST PETITION LIABILITIES
CASE NUMBER:	03-12309
		MONTH ENDED:		APRIL 30, 2003

		DATE	DATE	TOTAL	0-30	31-60	61-90	OVER
		INCURRED	DUE	DUE	DAYS	DAYS	DAYS	90 DAYS

TAXES PAYABLE:
	Federal Income Taxes			649
	FICA - Employer's share			722
	FICA - Employee's share			722
	Unemployment Tax			171
State Income Tax - PREPETITION				142
	State Sales & Use Tax
	State Income Tax W/H
Personal Property Tax - PREPETITION				52,431
TOTAL TAXES PAYABLE

PREPETITION SECURED DEBT				41,584,610
PREPETITION UNSECURED DEBT				279,373
ACCRUED INTEREST PAYABLE				1,447,589
TRADE ACCOUNTS PAYABLE & OTHER:
	(list separately*)

	Vendor Payables-Post Petition	m/e 4/30	Various	111,768
	Accrued Wages - Post Petition	m/e 4/30	5/2/03	14,781
	Other Accruals (GAAP)			150,382

TOTALS				43,643,340

*Attach separate page if necessary.

Note: Total post petition liabilities shown here must agree with the same item as shown on Form OPR-2 of this report.

WELLS-CTI, INC	FORM OPR-5
INCOME STATEMENT
FOR THE MONTH OF APRIL 2003

Total Sales	467,439
Cost Of Sales	317,764

Gross Margin	149,675

Selling/General/Administrative	253,536

Operating Profit	(103,861)

Other Exp/(Income)	(38,693)

Pretax Income/(Loss)	(65,168)
Taxes	-

Net Income/(Loss)	(65,168)

WELLS-CTI, INC		FORM OPR-6
CASH FLOWS
MONTH OF APRIL 2003

SOURCES:
Net Income from Operations	(65,168)
Depreciation and Amortization	132,676

TOTAL	67,508

APPLICATIONS:
Accounts Receivable	(189,706)
Inventory	18,628
Capital Equipment	1,072
Accounts Payable	(49,452)
Other Working Capital	288,171

TOTAL	68,713

NET CASH FLOW	(1,205)

BEGINNING CASH	1,955

ENDING CASH	750

OTHER WORKING CAPITAL
Prepaid Assets	22,497
Intercompany	174,201
Other Assets	-
Accrued Expenses/Payroll	91,473

TOTAL	288,171